EXHIBIT 99.1

7 Campus Drive
Parsippany, NJ  07054
[Nabisco Logo]                                                      News Release


Date:    October 27, 2000
Contact: Henry A. Sandbach
         (973) 682-7098


                    STOCKHOLDERS APPROVE SALE OF NA AND NGH


     Parsippany, NJ -- October 27, 2000 -- Nabisco Group Holdings Corp. (NYSE:
NGH) announced today that its stockholders have approved the acquisition of Nabisco Holdings Corp. (NYSE: NA) by Philip Morris Companies Inc. (NYSE: MO) for $55 per NA share and the subsequent acquisition of Nabisco Group Holdings Corp. by R.J. Reynolds Tobacco Holdings, Inc. (NYSE: RJR) for $30 per NGH share.

     The Nabisco Holdings Corp. transaction received approval from the European Commission last week and remains under review by U.S. antitrust authorities. As previously announced, the parties are working to close the transactions by year-end.

     Nabisco is a major international manufacturer of biscuits, snacks and premium grocery products, including such well-known U.S. brands as Oreo, SnackWell's, and Chips Ahoy cookies; Ritz crackers; A.1. steak sauces; Grey Poupon mustards; Life Savers confections; and Planters nuts and snacks. International products include Christie, Peek Freans, Terrabusi cookies and crackers; Yemina pastas; Royal dessert mixes; Fleischmann's yeast and several global brands--Oreo, Ritz and Chips Ahoy! Nabisco markets products in the United States and more than 85 other countries around the world.

                                      ###